Exhibit 21.1
EDUCATION REALTY TRUST, INC.
LIST OF SUBSIDIARIES

109 Tower FL LLC	EDR Phoenix/Summa West LLC
28th and Aurora at Boulder LLC	EDR Phoenix, LLC
3949 Lindell, LLC	EDR State College Limited Partnership
Anderson Road Lafayette LLC	EDR State College, Inc.
Anderson Road Oxford LLC	EDR State College, LLC
AOD/Raleigh Residence Hall, LLC (Inactive)	EDR Statesboro, LLC (Inactive)
Blacksburg VA Housing LLC	EDR Stillwater Limited Partnership
Cape Place (DE), LLC	EDR Stillwater, Inc.
Carrollton Place, LLC	EDR Stillwater, LLC
Centre Lubbock TX LLC	EDR Storrs LLC
Chapel Hill Durham NC GP LLC	EDR Storrs II LLC
Chapel Hill Durham NC LP	EDR Storrs IC LLC
Cottages W. Lafayette IN LLC	EDR Syracuse Campus West LLC
CV East Lansing MI LLC	EDR Syracuse, LLC
District on Apache Tempe AZ LLC	EDR Tallahassee I, LLC
District on 5th Tucson AZ LLC	EDR Tallahassee Limited Partnership
EDR Athens I, LLC	EDR Tallahassee, Inc.
EDR Auburn, LLC (Inactive)	EDR Tallahassee, LLC
EDR Austin LLC	EDR Tampa Limited Partnership (Inactive)
EDR Berkeley LLC	EDR Tampa, Inc. (Inactive)
EDR Berkeley LP	EDR Tampa, LLC (Inactive)
EDR Carbondale, LLC	EDR Technology LLC
EDR Cayce Manager, Inc. (Inactive)	East Edge Tuscaloosa LLC
EDR Cayce, LLC (Inactive)	EDR Tuscaloosa LLC
EDR Charlottesville LLC	EDR Wabash Limited Partnership(Inactive)
EDR Charlottesville Jefferson LLC	EDR Wabash, Inc. (Inactive)
EDR Charlottesville Wertland LLC	EDR Wabash, LLC (Inactive)
EDR Columbia Limited Partnership	EDR Western Michigan Limited Partnership
EDR Columbia, Inc.	EDR Western Michigan, Inc.
EDR Columbia, LLC	EDR Western Michigan, LLC
EDR Columbus Limited Partnership (Inactive)	Education Realty OP GP, Inc.
EDR Columbus, Inc. (Inactive)	Education Realty OP Limited Partner Trust
EDR Columbus, LLC (Inactive)	Education Realty Operating Partnership, LP
EDR Development LLC	Education Realty Trust, LLC
EDR Employment Resources, LLC	Fifth Street MN LLC
EDR Fund GP, Inc.	Fort Greene Brooklyn NY LLC (Inactive)
EDR Gainesville GP, LLC	GM Westberry LLC
EDR Gainesville Limited Partnership	Irish Row at Vaness LLC
EDR Green Link, Inc.	Land Developer LLC
EDR Greensboro, LLC	Lemon Street Tempe AZ LLC (Inactive)
EDR Investment Advisor Inc.	Louisville KY Housing Member LLC
EDR Investment Fund, LP	Louisville KY Housing Manager LLC
EDR Knoxville Limited Partnership	Province Kent OH LLC
EDR Knoxville, Inc.	Retreat at Louisville LLC
EDR Knoxville, LLC	Retreat at State College LLC
EDR Lawrence Limited Partnership (Inactive)	River Place (DE), LLC
EDR Lawrence, Inc. (Inactive)	San Marcos Student Housing Manager LLC
EDR Lawrence, LLC (Inactive)	San Marcos Student Housing Owner LLC
EDR Lexington I LLC	State College Housing LLC
EDR Lexington II LLC	Stillwater Student Housing Manager LLC
EDR Lexington III LLC	Stillwater Student Housing Owner LLC
EDR Lexington IV LLC	Stinson at Norman, LLC
EDR Lexington V LLC	Suites Lubbock TX LLC
EDR Lexington VI LLC	The Province Greenville NC LP
EDR Lexington VII LLC	The Province Greenville NC GP LLC
EDR Limpar, LLC	University Towers OP GP, LLC
EDR Lubbock Limited Partnership (Inactive)	University Towers Operating Partnership, LP
EDR Lubbock, LLC (Inactive)	University Towers Raleigh Services, LLC
EDR Management Inc.	University Village - Greensboro, LLC
EDR Manager, LLC	University Village Towers, LLC
EDR Murfreesboro, LLC (Inactive)	University Village Towers, LP
EDR OP Development LLC	Varsity Ann Arbor Equity Partners, LLC
EDR Orlando Limited Partnership	Varsity Ann Arbor MI LLC
EDR Orlando, Inc.	Varsity at Ann Arbor, LLC
EDR Orlando, LLC	West Clayton GA LLC
EDR Oxford, LLC